Exhibit 24


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Richard J. Coburn and Charles E. Buchheit and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Accent Color Sciences, Inc. or otherwise) the annual report on Form 10-K for the year ended December 31, 2000 of Accent Color Sciences, Inc. and any and all amendments thereto and to file such Form 10-K and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 28th day of March, 2001.


/s/ Joseph T. Brophy                         /s/ Robert H. Steele
---------------------------                  ---------------------------
Joseph T. Brophy                             Robert H. Steele


/s/ Richard J. Coburn                        /s/ Norman L. Milliard
---------------------------                  ---------------------------
Richard J. Coburn                            Norman L. Milliard


/s/ Willard F. Pinney, Jr.
---------------------------
Willard F. Pinney, Jr.


/s/ Richard A. Hansen
---------------------------
Richard A. Hansen



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